UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

Chicago Atlantic BDC, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40564	86-2872887
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Madison Avenue, Suite 1800 New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 905-4923

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LIEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

On February 11, 2025 (the “Effective Date”), Chicago Atlantic BDC, Inc. (the “Company”) entered into a senior secured revolving credit agreement (the “Credit Agreement”) among the Company, as borrower, Western Alliance Trust Company, N.A. (“WATC”), as administrative agent, Western Alliance Bank, as an issuing bank and as the initial lender, and the other lenders party thereto from time to time.

Under the Credit Agreement, the lenders have agreed to extend credit to the Company on a revolving basis in an initial aggregate amount of up to $100,000,000 with an option for the Company to request additional commitments, in a minimum amount of $5,000,000, at one or more times from existing and/or new lenders at their election. The Credit Agreement also provides for the issuance of letters of credit in an aggregate face amount of up to $5,000,000.

Availability under the Credit Agreement (the “Revolving Period”) will terminate on February 11, 2027, and the Credit Agreement has a scheduled maturity date of March 31, 2028.

Borrowings under the Credit Agreement bear interest at the annual rate of one-month term Secured Overnight Financing Rate plus 3.00%. The Company will pay a commitment fee of 0.50% per annum on the average daily unused portion of commitments under the Credit Agreement during the Revolving Period. The Company also will be required to pay letter of credit participation fees and a fronting fee on the average daily amount of the lenders’ exposure with respect to any letters of credit issued at the request of the Company under the Credit Agreement.

The Company’s obligations under the Credit Agreement are secured by a first-priority security interest in substantially all of the assets of the Company, including its portfolio of investments, and certain of the Company’s future subsidiaries (if any are formed) would be required to guaranty the Company’s obligations and secure their guaranty obligations with a first-priority security interest in substantially all of their assets.

Borrowings under the Credit Agreement are subject to compliance with a borrowing base test. In addition, the Credit Agreement and the related transaction documents require the Company to, among other things, (a) make representations and warranties regarding the collateral as well as the Company’s business and operations, (b) agree to comply with various affirmative and negative covenants, including maintenance of a minimum stockholders’ equity and a minimum net worth that are measured as of each fiscal quarter end, and (c) agree to certain indemnification obligations. The Credit Agreement also includes default provisions such as the failure to make timely payments under the Credit Agreement, the occurrence of a change in control and the failure by the Company to materially perform under the operative agreements related to, and including, the Credit Agreement, noncompliance with which could result in the acceleration of repayment under the Credit Agreement, thereby materially and adversely affecting the Company’s liquidity, financial condition and results of operations.

In connection with the Company entering into the Credit Agreement, the board of directors of the Company (the “Board”) approved a clarification, as proposed by the Company and Chicago Atlantic BDC Advisers, LLC (the “Adviser”), of the expense limitation agreement entered into by the Adviser with the Company for a one-year term beginning on October 1, 2024 and ending on September 30, 2025 (the “Expense Limitation Agreement”), that the interest expense, fees, and other costs associated with the Credit Agreement, and any future interest expense, fees, and other costs associated with raising debt and/or equity capital for the Company are not subject to, and do not count towards, the expense cap of 2.15% per annum under the Expense Limitation Agreement.

Additionally, on February 11, 2025, WATC and the Company entered into a custody agreement (the “WATC Custody Agreement”), pursuant to which WATC was appointed to serve as the Company’s custodian to hold securities, loans, cash, and other assets on behalf of the Company. Either party may terminate the WATC Custody Agreement at any time upon sixty (60) days’ prior written notice. In addition, Western Alliance Bank (“WAB”) and the Company entered into two substantively identical custody agreements (the “WAB Custody Agreements” and together with the WATC Custody Agreement, the “Custody Agreements”), pursuant to which WAB was appointed to hold and act as the Company’s custodian with respect to all Deposit Accounts (as defined in the WAB Custody Agreements) for funds of the Company placed through the ICS Deposit Placement Agreement (included with the WAB Custody Agreements).

Certain of the participants in the Credit Agreement and the Custody Agreements and their respective affiliates have engaged in, and may in the future engage in, investment banking, advisory roles and other commercial dealings in the ordinary course of business with the Company and/or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing descriptions of the Credit Agreement and the Custody Agreements are only summaries of the material provisions thereof and are qualified in their entirety by reference to the full texts of the Credit Agreement, the WATC Custody Agreement, and one of the WAB Custody Agreements, which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2025, Mr. Umesh Mahajan, Co-Chief Investment Officer, Chief Financial Officer and Secretary of the Company, resigned from his position as Chief Financial Officer of the Company. Mr. Mahajan’s decision to resign from his position as Chief Financial Officer of the Company was due to his desire to focus more attention on his duties as the Co-Chief Investment Officer of the Company, and was not due to a disagreement on any matter related to the Company’s operations, policies or practices.

On February 14, 2025, the Board appointed Martin Rodgers to the position of Chief Financial Officer of the Company. Mr. Rodgers will serve as Chief Financial Officer of the Company until his successor has been duly elected and qualified, or until the earlier of his resignation or removal.

Mr. Rodgers, age 56, has over 35 years of accounting, finance, project and risk management experience, and serves as the Senior Managing Director of Finance and Accounting at Chicago Atlantic Group, LP. Prior to joining Chicago Atlantic, Mr. Rodgers spent 15 years at First Eagle Alternative Credit, a $20 billion alternative credit manager specializing in bank syndicated loans and direct lending debt, in various roles, including Director of Finance and Administration and Director of Alternative Credit Risk, with responsibilities for fund accounting, performance measurement, enterprise risk management, and special projects. Mr. Rodgers started his career in the United Kingdom and spent 4 years in the audit practice at PricewaterhouseCoopers. He has also held positions at Goldman Sachs, Abbot Laboratories, and Jefferson Wells. Mr. Rodgers holds a Bachelor of Arts (Accountancy and Economics) degree from the University of Stirling in Scotland and is a member of the Institute of Chartered Accountants of Scotland.

Item 7.01.  Regulation FD Disclosure

On February 12, 2025, the Company issued a press release regarding the Credit Agreement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Senior Secured Revolving Credit Agreement, dated as of February 11, 2025, among the Company, as borrower, the lenders and the issuing banks party thereto from time to time, and Western Alliance Trust Company, N.A., as administrative agent

10.2	Custody Agreement, dated as of February 11, 2025, by and between the Company, and Western Alliance Trust Company, N.A., as custodian

10.3	Custody Agreement, dated as of February 11, 2025, by and between the Company, and Western Alliance Bank, as custodian

99.1	Press Release, dated February 12, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Chicago Atlantic BDC, Inc.

February 18, 2025	By:	/s/ Umesh Mahajan
		Name:	Umesh Mahajan
		Title:	Secretary